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                                                                   EXHIBIT 10.70

                         CORTEX PHARMACEUTICALS, INC.
                            15241 Barranca Parkway
                           Irvine, California 92618

Ms. Maria Messinger
c/o Cortex Pharmaceuticals, Inc.
15241 Barranca Parkway
Irvine, CA 92618

Dear Ms. Messinger:

     The purpose of this letter agreement ("Agreement") is to document the terms and conditions of the severance package to which you shall be entitled in certain circumstances should your employment with Cortex Pharmaceuticals, Inc. (the "Company") terminate.

     Part One of this Agreement sets forth certain definitional provisions to be in effect for purposes of determining your benefit entitlements. Part Two hereof specifies benefits in connection with your termination of employment with the Company. Part Three hereof concludes this Agreement with a series of general terms and conditions applicable to your severance benefits.

                            PART ONE -- DEFINITIONS

     For purposes of this Agreement, the following definitions shall be in effect:

     1. "Base Salary" means the annual rate of base salary in effect for you immediately prior to termination of your employment.

     2.   "Change In Control" shall have occurred if:

     (a) any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of common stock of the Company (the "Common Stock") or
(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); provided however that any acquisition by the Company, by any employee benefit plan (or related trust) of the Company, or by any corporation with respect to which, following such acquisition, more than 50% of respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Securities immediately prior to such acquisition in substantially the same Proportion as their ownership immediately prior to such acquisition, of the Common Stock and Voting Securities, as the case may be, shall not constitute a Change of Control;

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     (b)  the stockholders of the Company approve (i) a reorganization, merger or consolidation, provided, however, that any reorganization, merger or consolidation with respect to which all or substantially of the persons who were the respective beneficial owners of the Common Stock and the Voting Securities prior to such reorganization, merger or consolidation, beneficially own directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation shall not constitute a Change of Control or (ii) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

     3. "Severance Payment" means the severance payments to which you may become entitled under Paragraph 1 of Part Two hereof.

     4. "Termination For Cause" means a termination of your employment by the Company because of any of the following acts or omissions:

          (i) Willful refusal or willful failure to perform the duties properly assigned to you as a Chief Financial Officer; failure to devote your entire working time, attention and energies to the Company's business; engaging in any other business activity without the prior written approval of the Board of Directors (although you may engage in a reasonable level of professional activities such as are typical for individuals of a comparable professional stature); and such refusal, failure or engagement is detrimental to the interests of the Company; provided, however, that your employment shall not terminated under this subsection (i) unless you are given notice in writing that the conduct in question constitutes grounds for termination and you are allowed a reasonable period of time to remedy the refusal, failure or engagement;

          (ii) Commission of a felony or misdemeanor, which has a material adverse effect on the Company; or

          (iii) Disclosure to anyone (except to the extent reasonably necessary for you to perform your duties hereunder or as may be required by law) of any confidential information concerning the business or affairs of the Company (or of any affiliate or subsidiary of the Company), including but not limited to lists of customers, business plans, joint ventures, financial or cost information, and confidential scientific and clinical information (whether of the Company or entrusted to the Company by a third party under a confidentiality agreement or understanding), which you shall have acquired in the course of or incident to the performance of your duties pursuant to the terms of this Agreement. There is, however, no prohibition against you disclosing to anyone any information which is, or which becomes, available to the public (other than by reason of a violation by you of this subsection (iii)) or which is a matter of general business knowledge or experience.

     5. "Termination For Good Reason" means your employment pursuant to this Agreement is terminated by you, after providing five days written notice, as a result of any of the following:

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          (i)   A material breach by the Company of any representation, covenant or agreement contained in this Agreement

          (ii) A change in your title or a reduction or alteration of your duties that are materially inconsistent with the duties performed by a Chief Financial Officer

          (iii) A requirement that you relocate outside of Orange County, California

     6. "Termination Without Cause" means the Company's termination of your employment with the Company, after providing at least thirty days written notice to you, other than a Termination for Cause.

                    PART TWO -- CHANGE IN CONTROL BENEFITS

     Upon your Termination Without Cause or Termination for Good Reason ("Qualified Termination") you shall become entitled to receive the special benefits provided in this Part Two.

     1.   Severance Payments.  The Company shall pay to you termination pay
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equal to twelve months of your Base Salary.  The Severance Payments shall be in lieu of all damages and other compensation to which you may be entitled, under any employment agreement or otherwise, by reason of termination of your employment and shall also be in lieu of further salary payments to you for periods subsequent to the termination of your employment. The Severance Payments shall not be considered compensation for any benefit calculation or other benefit plan maintained by the Company.

     The Severance Payments will be paid to you in a lump sum, net of all applicable withholding taxes, within 15 days after your date of termination, and, if not timely paid, will bear interest at the lower of ten percent per annum and the maximum rate permitted by California law.

     In the event your employment terminates for any reason other than a Termination Without Cause or a Termination for Good Reason, you shall not be entitled to receive any Severance Payments or other benefits under this Agreement.

     2.   Additional Payment Benefits.  You will also receive payment for all
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unpaid vacation benefits, time off and sick days that you have accrued through the date of your termination. In addition, in the event you receive Severance Payment, you may be eligible to also receive a pro-rated amount of any bonus payment. Such payments will be paid to you in a lump sum, net of all applicable withholding taxes, within 15 days after your date of termination, and, if not timely paid, will bear interest at the lower of ten percent per annum and the maximum rate permitted by California law.

     3.   Other Additional Benefits.  In the event you receive Severance Payment
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you shall also be entitled to continue to participate in the Company's employee benefit program, including medical, dental, vision, life and disability insurance, for a period of twelve (12) months, to the extent permitted by the Company's insurance provider. The related premiums for such benefits will be paid by the Company.

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     4.   Acceleration of Stock Option Vesting.  In any of the Company's stock
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option plans or in any stock option Agreement between the Company and you, upon a Change of Control all stock options then held by you shall vest concurrently with such Change of Control.

                    PART THREE -- MISCELLANEOUS PROVISIONS

     1.   Death.  Should you die after your Termination Without Cause or
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Termination for Good Reason under Part Two of this Agreement but before receipt of the Severance Payments and other payments to which you have become entitled under Part Two of this Agreement, then those payment(s) shall be made to the executors or administrators of your estate.

     2.   Disability.  Should you become totally and permanently disabled as
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defined in the Company's long-term disability program after your Termination
Without Cause or Termination for Good Reason under Part Two of this Agreement but before receipt of the Severance Payments and other payments to which have become entitled under Part Two, then those payment(s) shall be made to you in accordance with the provisions of this Agreement.

     3.   General Creditor Status.  The payments and benefits to which you
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become entitled hereunder shall be paid, when due, from the general assets of the Company, and no trust fund, escrow arrangement or other segregated account shall be established as a funding vehicle for such payments. Accordingly, your right (or the right of the personal representatives or beneficiaries of your estate) to receive any payments or benefits hereunder shall at all times be that of a general creditor of the Company and shall have no priority over the claims of other general creditors.

     4.   Assignment.  Your rights hereunder shall not be assignable, by you in
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whole or in part.

     5.   Successors.  Your rights shall inure to the benefit of and be
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enforceable by your personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     6.   Miscellaneous.
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          6.1  Governing Law.  This Agreement is made under and shall be
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governed by and construed in accordance with the laws of the State of
California.

          6.2  Prior Agreements.  This Agreement contains the entire agreement
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of the parties relating to the subject matter hereof and supersedes all prior agreements and understanding with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

          6.3  Arbitration.  In the event of any controversy, claim or dispute
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between the parties hereto arising out of or relating to this Agreement, the matter shall be determined by arbitration, which shall take place in Orange County, California, under the rules of the American Arbitration Association. The arbitrator shall be a retired Superior

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Court judge mutually agreeable to the parties and if the parties cannot agree such person shall be chosen in accordance with the rules of the American Arbitration Association. The arbitrator shall be bound by applicable legal precedent in reaching his or her decision. Any judgment upon such award may be entered in any court having jurisdiction thereof. Any decision or award of such arbitrator shall be final and binding upon the parties and shall not be appealable. The parties hereby consent to the jurisdiction of such arbitrator and of any court having jurisdiction to enter judgment upon and enforce any action taken by such arbitrator. The fees payable to the American Arbitration Association and the arbitrator shall be paid by the Company.

          6.4  Amendments.  No amendment or modification of this Agreement shall
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be deemed effective unless made in writing signed by the parties hereto.

          6.5  No Waiver.  No term or condition of this Agreement shall be
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deemed to have been waived nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          6.6  Severability.  To the extent any provision of this Agreement
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shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

          6.7  Counterpart Execution.  This Agreement may be executed by
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facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

          6.8  Attorneys Fees.  Should any legal action or arbitration be
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required to resolve any dispute over the meaning or enforceability of this
Agreement or to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its or his reasonable attorneys fees and costs incurred in such action, in addition to any other relief to which that party may be entitled.

          6.9  Notices.  Any notice required or permitted to be given hereunder
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shall be in writing and may be personally served or sent by United States Mail, and shall be deemed to have been given when personally served or two days after having been deposited in the United States Mail, registered mail, return receipt requested, with first class postage prepaid and properly addressed as follows:



     If to You:                                   MARIA S. MESSINGER
                                                  15231 BARRANCA PKWY
                                                  IRVINE, CA 92618


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     If to the Company:             Attn:  President
                                    Cortex Pharmaceuticals, Inc.
                                    15241 Barranca Parkway
                                    Irvine, CA  92618

     6.11.  No Employment Or Service Contract.  Nothing in this Agreement is
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intended to provide you with any right to continue in the employ of the Company
(or any subsidiary) for any period of or interfere with or otherwise restrict in any way your rights or the rights of the Company (or any subsidiary), which rights are hereby expressly reserved by each. The Company reserves the right to terminate your employment at any time for any reason whatsoever, with or without cause, except as otherwise provided in any written employment agreement between you and the Company.

     Please indicate your acceptance of the foregoing provisions of this Agreement by signing the enclosed copy of this Agreement and returning it to the Company.

                         CORTEX PHARMACEUTICALS, INC.

                         By: /S/ VINCENT F. SIMMON
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                         Title:  PRESIDENT AND CEO
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                                  ACCEPTANCE

     I hereby agree to all the terms and provisions of the foregoing Agreement governing the special benefits to which I may become entitled in connection with the cessation of my employment with Cortex Pharmaceuticals, Inc., under certain specified conditions.

Signature: /S/ MARIA S. MESSINGER
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Dated:  OCT 26           , 2000
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